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                                                                    Exhibit 23.4


Consent of Cadwell Sanford Deibert & Garry LLP

We consent to the use of our name under the caption "Legal Experts" in the Registration Statement and in the Prospectus filed as a part thereof.

/s/ CADWELL SANFORD DEIBERT & GARRY LLP

Cadwell Sanford Deibert & Garry LLP
May 26, 2006